Exhibit 99.1

Mawson Infrastructure Group Inc. announces new site in Pennsylvania, USA

Mawson to lease six acres with up to 100MW of capacity, with opportunity to expand over time

Sydney, Australia — September 20, 2021 — Mawson Infrastructure Group Inc. (OTCQB:MIGI) (“Mawson”), a digital infrastructure provider with diversified operations across bitcoin mining and digital asset management, is pleased to announce it has executed a three-year lease with Jewel Acquisition LLC for use of a small portion of their site and associated power infrastructure in Midland, Pennsylvania. The lease includes renewal options for up to a total of 15 years.

The site has 50 megawatts (MW) of capacity available immediately, with electrical infrastructure in place to support an additional 50MW. Mawson intends to deploy its Modular Data Centre (MDC) bitcoin mining solution to the Midland site. On-site development is expected to begin this month, with the MDC becoming operational in late 2021/early 2022.

Mawson intends to purchase the majority of the energy from renewable/non-carbon emitting sources.

James Manning, CEO and Founder of Mawson, said, “We are very happy to have secured another large site in a market environment where large scale power infrastructure is becoming scarce. This opportunity brings a substantial already-installed power infrastructure, reducing our cost per MW and maximizing our speed to deploy. This site, combined with our flagship Georgia site, underpins our target of securing 5000 PH by early 2023.”

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About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies, further or new regulation of digital assets and the successful expansion of electrical infrastructure at the Midland site. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com